ELEVENTH AMENDMENT

TO THE HORIZON FUNDS

TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, dated as of August 24, 2026 (the “Effective Date”), to the Transfer Agent Servicing Agreement, dated as of February 8, 2016, as amended (the “Agreement”), is entered into by and between HORIZON FUNDS, a Delaware trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A to add the following fund;

• Anfield Universal Fixed Income Fund

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1. As of the Effective Date, Exhibit A is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

2. Notwithstanding the foregoing, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

HORIZON FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: ______________________________	By: ________________________________
Name: ____________________________	Name: ______________________________
Title: _____________________________	Title: ______________________________
Date: _____________________________	Date: _______________________________

Exhibit A to the Transfer Agent Servicing Agreement – Horizon Funds

Fund Names

Separate Series of Horizon Funds

Name of Series

Anfield Universal Fixed Income Fund

Centre American Select Equity Fund

Centre Global Infrastructure Fund

Horizon Active Asset Allocation Fund

Horizon Active Income Fund

Horizon Active Risk Assist® Fund

Horizon Defensive Core Fund

Horizon Defined Risk Fund

Horizon Equity Premium Income Fund

Horizon Multi-Factor Small/Mid Cap Fund

Horizon Multi-Factor U.S. Equity Fund

Horizon Tactical Fixed Income Fund

Centre American Select Equity Fund

Centre Global Infrastructure Fund

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